EXHIBIT 23.2 - CONSENT OF
                          MANCERA, S.C., ERNST & YOUNG



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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions, "Summary Historical and Pro Forma Consolidated Financial and Operating Data", "Selected Historical and Pro Forma Consolidated Financial and Operating Date" and "Independent Accountants", and to the use of our reports dated February 17, 1995, in the Registration Statement (Form F-4/S-4) and related Prospectus of Grupo Iusacell, S.A. de C.V. for the registration of 10% Series B Notes due 2004.


                                             /s/ Mancera
                                             -----------------------------
                                             Mancera, S.C.
                              Members of Ernst & Young International, L.L.P.

Mexico, D.F.
October 24, 1997